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Convergent  Communications(TM)                          Proprietary Information

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                         EMPLOYMENT SERVICES AGREEMENT

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 Employee Information
 --------------------

 Richard N. Gottbreht                        1018 Deer Clover Way
 ----------------------------------          -----------------------------------
 (Name)                                      Castle Rock, CO 80104
                                             -----------------------------------
 Effective Date:  July 28, 2000              (Address)
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1.        Employment.  The Company agrees to employ Employee and Employee hereby
          ----------
agrees to be employed by the Company and/or such of its subsidiaries and affiliate corporations as determined by the Company on a full-time basis, for the period and upon the terms and conditions hereinafter set forth.

2.        Capacity and Duties. Employee shall be employed in the following
          -------------------
capacity for the Company or any of its affiliates in such capacity of equal or greater responsibility. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability.

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               Title:    Executive Vice President -- Operations
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3.        Compensation and Benefits.
          -------------------------

          3.1 The Company shall pay Employee during the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) an annual base salary, payable semi-monthly as follows. The annual base salary shall be adjustable for merit increases.

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     Annual Base Salary: Two Hundred Twenty-Five Thousand Dollars ($225,000)
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          3.2  In addition to his base salary, the Company, during the Term of this Agreement, shall pay Employee a performance bonus for each fiscal year of the Company after the end of the fiscal year, in an exact amount to be determined by the Board of Directors of the Company. The target bonus will be a percentage of Employee's annual base salary. This bonus may be adjusted based upon performance and as determined by the Board of Directors of the Company.

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     Target Percentage:  Seventy-Five Percent (75%)
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          3.3  [Intentionally Deleted].

          3.4 In addition to salary as provided above, the Company shall provide Employee during the Term of this Agreement, with the benefits of such insurance plans, hospitalization plans, stock plans, retirement plans and other employee fringe benefits (including sick leave and four (4) weeks annual vacation time) as shall be generally provided to similar positions within the Company and for which Employee may be eligible under the terms and conditions thereof. The Company reserves the right to modify, delete or change its benefits at any time.

          3.5 Throughout the Term of this Agreement, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

This Employment Services Agreement is further subject to the Employment Agreement Terms ("Agreement Terms") attached hereto, and, if this box [X] is marked, Addendum A attached hereto (collectively the "Agreement"). Employee has read and understands the Agreement Terms and agrees to be bound by those conditions. Acceptance of this Agreement is contingent upon acceptance by a representative of the Company duly authorized to execute this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CONVERGENT COMMUNICATIONS, INC.              /s/ RICHARD N. GOTTBREHT
                                             --------------------------------
(Company)                                    (Employee)


By: /s/ Joseph R. Zell                       ________________________________
    -------------------------------


Title: Chief Executive Officer
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                          Employment Agreement Terms

     The following Employment Agreement Terms are in addition to the terms and conditions contained in the Employment Services Agreement cover sheet:

4.   Term. The initial term of this Agreement shall commence on the date of this
     ----
Agreement and shall continue for a period of three (3) years. This Agreement shall continue thereafter from year to year, unless and until either party terminates the Agreement pursuant to Section 5 below ("Term"). The applicable provisions of Sections 6, 7, 8, 9 and 10 shall remain in full force and effect as provided and for the time periods specified in such Sections notwithstanding the termination of this Agreement; all other obligations of either party to the other under this Agreement shall terminate at the end of the Term.

5.   Termination.
     -----------

     5.1 If, during the Term of this Agreement, Employee dies or is prevented from performing his duties by reason of illness or incapacity for one hundred forty (140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days prior notice thereof to Employee or his duly appointed legal representative.

     5.2 The Company or the Employee may terminate this Agreement upon at least thirty (30) days prior notice to Employee upon the happening of any of the following events ("Change of Control Event"):

          5.2.1 The sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not affiliates of the Company. For the purposes of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          5.2.2 The sale, exchange or other disposition in one transaction of eighty percent (80%) or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company.

          5.2.3 The merger or consolidation of the Company in a transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new continuing corporation.

          5.2.4 A bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

          5.2.5 If Employee's employment is terminated prior to the date on which a Change of Control Event occurs, and such termination was at the request of a third party who has taken steps to effect a Change of Control Event or was otherwise caused by the Change of Control Event, then for all purposes of this Agreement, a Change of Control Event shall be deemed to have occurred prior to such termination.

     5.3 The Company may terminate this Agreement at any time for gross negligence or willful non-performance by Employee of any duty as an employee of the Company which continues for a period of thirty (30) days after written notice specifying such negligence or non-performance.

     5.4 The Company may terminate this Agreement immediately upon the intentional commission of a violation of any federal law, rule or regulation, or any theft, fraud, embezzlement or similar crime involving the commission of any felony, or for a material breach of any obligation or covenant created by or under this Agreement.

     5.5 Company or Employee may terminate this Agreement without cause upon at least thirty (30) days prior notice.

     5.6  Termination Fees. In the event that this Agreement is terminated
          ----------------
pursuant to this Section 5, Company shall pay Employee a Termination Fee as described below.

          5.6.1 If this Agreement is terminated by (a) the Company under subsections 5.1, 5.2 or 5.5 above, or (b) by the Employee for Good Reason (as defined below) within twelve (12) months following a Change of Control Event as described in subsection 5.2 above, then (1) the Company shall continue to pay Employee's monthly base salary, as shall be in effect on the termination date, for a period of twenty-four (24) months following the date of termination; (2) the Company shall provide Employee with benefits coverage, including, without limitation, coverage under life, medical, dental and vision, but excluding disability plans, for a period of twenty-four (24) months following the date of termination; (3) the Company shall pay Employee any incentive bonus earned by Employee pursuant to Section 3.2, if any, and (4) vesting of Employee's stock options, if any, shall be accelerated such that all stock options granted to Employee will vest as of the date of termination.

          5.6.2 For purposes of this Agreement, "Good Reason" shall mean, without the Employee's express


Initials: ________________                                Date: ________________

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                          Employment Agreement Terms

written consent, the occurrence within twelve (12) months after a Change of Control Event of any of the following circumstances, unless in the case of clauses (i), (v), or (vi), such circumstances are fully corrected within five
(5) days following notice to the Company:

               (i). The assignment to the Employee of any duties usually performed by an employee or individual of status subordinate to that of the Employee's position, or a substantial alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to a Change of Control Event;

               (ii). A reduction by the Company in the Employee's annual base salary as then in effect;

               (iii). A new Company requirement is instituted which requires the Employee to change his work location to a location greater than fifty (50) miles from Employee's work location immediately prior to the institution of the requirement, but not including a requirement that the Employee travel on the Company's business to an extent substantially consistent with his present business travel obligations;

               (iv). The failure by the Company, without the Employee's consent, to pay to the Employee any portion of his compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due, unless such failure to pay is reasonably in dispute by the Company;

               (v). The failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the Change of Control Event which is material to the Employee's total compensation, or any substitute plans adopted prior to the Change of Control Event, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change of Control Event, or the failure by the Company to continue the Employee's participation therein;

               (vi). The failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's pension, life insurance, medical, health and accident, or disability plan in which the Employee was participating at the time of a Change of Control Event; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change of Control Event; or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled pursuant to the greater of (a) this Agreement or (b) the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change of Control Event.

     The Employee's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          5.6.3 No Termination Fee shall be paid to Employee in the event that this Agreement is terminated for any other reason, including, without limitation, pursuant to subsections 5.3 and 5.4 herein.

     5.7 In the event that this Agreement is terminated pursuant to subsection
5.2 or by the Company pursuant to subsection 5.5, Employee shall have a period of twelve (12) months from the date of termination in which to exercise Employee's vested stock options.

6.   Covenant Not to Compete.
     -----------------------

     6.1 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twenty-four (24) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of a business that is engaged in the same business as the Company within any area or at any location constituting, during the term of Employee's employment and/or at the time Employee's employment is terminated, a Relevant Area. For the purposes of this Section 6, including all subsections of this
Section 6, the business in which the Company is engaged in is the voice and data communications business, including local and long distance services, network integration, network monitoring, customer premise equipment, network equipment leasing, Internet web site design, ecommerce applications and other Internet related services, and which other services the Company provides, whether or not the Company is authorized to provide and actually provides such services during the term of Employee's employment ("Services"). The "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the

Initials: ________________                                Date: ________________

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                          Employment Agreement Terms


Company or any parent, subsidiary or affiliate thereof is providing Services, has commenced the acquisition of any authorizations, rights of way or facilities or has commenced the construction of facilities for the purpose of providing Services, or the Company has publicly announced or privately disclosed in writing to Employee that it plans to provide Services.

     6.2 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twenty-four (24) months after termination of this Agreement (or, if longer, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) directly or indirectly hire any employee of the Company or any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement or Employee's employment, which ever is longer.

     6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and national and international scope of the Company's business, the restrictions in this Section 6 are fair and reasonable.

7.   Confidential Information.
     ------------------------

     7.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date two (2) years from the date Employee's employment is terminated.

     7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services including the Services and any Relevant Area, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's then currently used technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

     7.3 Employee agrees that he shall at no time during the term of his employment or at any time for a period of two (2) years thereafter disclose any Confidential Information, Inventions or component thereof to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information or component thereof for any purpose other than the conduct of the Company's business.

     7.4 Any Confidential Information, Invention or component thereof that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

     7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information or subject matter then in his possession, whether prepared by him or not.

     7.6  Employee agrees that the covenants and agreements contained in this
Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto. Employee agrees to execute such separate and further confidentiality agreements embodying and enlarging upon the provisions of this Section 7 as the Company may reasonably request.

8.   Injunctive Relief. Upon a breach or threatened breach by Employee of any of
     -----------------
the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach without a showing of damage as irreparable harm. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.


Initials: ________________                                Date: ________________

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                          Employment Agreement Terms

9.   No Waiver.  A waiver by the Company of a breach of any provision of this
     ---------
Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

10.  Severability. It is the desire and intent of the parties that the
     ------------
provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

11.  Notices. All communications, requests, consents and other notices provided
     -------
for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, certified or return receipt requested to the addresses set forth herein, or last known address and received by the intended party. If the mailing is returned to the sender due to an incorrect address, the correct address must be obtained in order for the communication to be received and completed.

12.  Governing Law. This Agreement shall be governed by and construed and
     -------------
enforced in accordance with the laws of the State of Colorado.

13.  Assignment. The Company may assign its rights and obligations under this
     ----------
Agreement to any affiliate of the Company or, subject to the provisions of
Section 5, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

14.  Amendments. No provision of this Agreement shall be altered, amended,
     ----------
revoked or waived except by an instrument in writing, signed by each party to this Agreement.

15.  Binding Effect. Except as otherwise provided herein, this Agreement shall
     --------------
be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

16.  Execution in Counterparts. This Agreement may be executed in any number of
     -------------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.  Entire Agreement. This Agreement sets forth the entire agreement and
     ----------------
understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof, including, without limitation, any previously executed employment agreements or amendments thereto.

18.  Arbitration. Any dispute arising out of this Agreement, the Employee's
     -----------
application for employment, the Employee's relationship with the Company, or the Employee's employment or separation from employment shall be subject to arbitration pursuant to the Company's arbitration procedures. The Employee acknowledges that a copy of the procedures has been delivered to and read by the Employee prior to the time he/she executed this Agreement. It is understood that all sections of the Arbitration Procedures apply, except those sections pertaining to at-will employment, which are superseded by this Employment Agreement.


Initials: ________________                                Date: ________________

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Convergent CommunicationS(TM)                            Proprietary Information

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                  ADDENDUM A TO EMPLOYMENT SERVICES AGREEMENT

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1.   Additional Provisions. The Company and Employee agree to the following
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additions, changes and amendments to the Employment Services Agreement and the
Agreement Terms:

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Section Reference        Additions, Changes or Amendments
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3.6 (new)                Subject to receiving Board of Director approval,
                         Employee shall be granted the option to purchase up to 150,000 shares of the Company's common stock pursuant to the Company's Employee Stock Incentive Plan. Vesting of the option shall be as to 25% of the total grant each year beginning on the first anniversary of the date of grant of the option. The exercise price of the option will be equal to the market value of the Company's common stock as shown on the Nasdaq National Market at the close of trading on the date of grant.

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2.   Part of Agreement. This Addendum is a part of the Employment Services
     -----------------
Agreement executed on the same date as this Addendum.

3.   Other Terms and Conditions. All other terms and conditions of the Agreement
     --------------------------
shall remain in full force and effect, as if fully stated herein.

4.   Capitalized Terms. Capitalized terms, and other defined terms, shall have
     -----------------
the same meaning as that accorded to them in the Agreement, unless the context requires otherwise.

5.   Conflict. If there are any conflicting terms or conditions between the
     --------
terms and conditions of this Addendum and the terms and conditions of the Agreement, the terms and conditions of this Addendum shall control.

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Initials: ________________                                Date: ________________